December 27, 2007

Securities and Exchange Commission
Office of Filings and Information Services
100 F. Street, NE
Washington, D.C. 20549

ATTN: John Grzeskiewicz
Howie Hallick

Re: Dreyfus Municipal Funds, Inc.
Post-Effective Amendment No. 31 to
Registration Statement on Form N1-A
REGISTRATION NOS: 811-6377; 33-42162

Ladies and Gentlemen:

As principal underwriter of the securities of the above-mentioned investment company (the ‘Fund”), we hereby join the Fund in requesting that the effective date for the Fund’s Post-Effective Amendment No. 31 to the Registration Statement be
accelerated so that it will become effective on January 1, 2008, at 9:00 a.m., New York time, or as soon thereafter as may be practicable.

Very truly yours,

MBSC Securities Corporation

/s/ James Bitetto

James Bitetto,
Assistant Secretary